UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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CROSSTEX ENERGY, L.P.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CROSSTEX ENERGY, L.P.

SUPPLEMENT DATED APRIL 5, 2013

TO PROXY STATEMENT DATED MARCH 28, 2013

FOR SPECIAL MEETING OF UNITHOLDERS

TO BE HELD ON MAY 9, 2013

To the Unitholders of Crosstex Energy, L.P.:

Crosstex Energy, L.P., a Delaware limited partnership (the “Partnership”), is furnishing this supplement to its proxy statement dated March 28, 2013 (the “Proxy Statement”) in connection with the Partnership’s special meeting of unitholders to be held on Thursday, May 9, 2013.

Except as specifically supplemented by the information contained herein, all information set forth in the Proxy Statement remains unchanged.  From and after the date of this supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

The Partnership is furnishing this supplement to clarify certain information set forth in Proposal One of the Proxy Statement.  Proposal One describes a proposal to approve the amended and restated Crosstex Energy GP, LLC Long-Term Incentive Plan.  The Partnership wishes to clarify that approval of Proposal One requires the approval of a majority of the votes cast by our unitholders, as described on page 2 of the Proxy Statement.